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                                                                    EXHIBIT 23.1



Consent of Ernst & Young LLP, Independent Auditors
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We consent to the incorporation by reference in this Registration Statement
(Form S-8) pertaining to the 1994 Stock Option Plan and the 1996 Stock Option Plan of Salix Holdings, Ltd. of our reports dated March 18, 1997, with respect to the consolidated financial statements of Salix Holdings, Ltd. included in its Registration Statement (Form S-1) filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP

Palo Alto, California
December 8, 1997